Exhibit 21

ARRIS International plc & Subsidiaries

(as of March 1, 2017)

ARRIS International plc, (UK), stock is publicly traded
ARRIS Financing S.à r.L (Luxembourg)
ARRIS Scotland L.P. (U.K.)
ARRIS Financing II S.á r.L (Luxembourg)
ARRIS Ireland Financing Unlimited Company (Ireland)
ARRIS Holdings S.à r.L (Luxembourg)
ARRIS US. Holdings, Inc. (Delaware)
Pace Americas Investments LLC (Delaware)
ARRIS Group Inc., (Delaware)
ARRIS Solutions, Inc. (Delaware)
ARRIS Broadband Solutions, Ltd. (Israel)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
France Branch
U.K. Branch
ARRIS International Iberia S.L. (Spain)
ARRIS Group de Mexico S.A. de C.V. (Mexico)
C-COR Solutions Pvt. Ltd. (India) - dormant
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico) - dormant
ANTEC International Corporation (Barbados) - dormant
Pace Americas LLC (Delaware)
Pace USA LLC (Delaware)
STB Anchor Mexicana S.A. de C.V. (Mexico)
2Wire Asia Pacific Limited (Hong Kong)
2Wire Singapore Pte. Ltd. (Singapore)
Kenati Technologies, Inc. (Delaware)
2Wire Development Center Private Limited (India)
Aurora Networks International LLC (Delaware)
China Rep Office
ARRIS Technology, Inc. (Delaware)
Malaysia branch
ARRIS Enterprises LLC (Delaware)
ARRIS Global Services, Inc., (Delaware)
ARRIS Telecomunicações do Brasil Ltda (Brasil)
ARRIS Group Japan K.K. (Japan)
ARRIS Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzhen) Co., Ltd. (China)
Beijing Branch
Shanghai Branch
Jerrold DC Radio, Inc. (Delaware)
ARRIS France S.A.S. (France)
ARRIS Poland Sp. z o.o. (Poland)
ARRIS Solutions Spain S.L. (Spain)
ARRIS de Argentina S.A. (Argentina)
ARRIS Telecomunicaciones Chile Ltda. (Chile)
ARRIS de Colombia S.A.S. (Colombia)
ARRIS de Mexico S.A. de C.V. (Mexico)

ARRIS de Peru SRL (Peru)
ARRIS Group Australia Pty. Ltd. (Australia)
ARRIS Hong Kong Limited (Hong Kong)
ARRIS Group Korea, Inc. (Korea)
ARRIS Solutions Malaysia Sdn Bhd (Malaysia)
ARRIS Singapore Pte. Ltd. (Singapore)
ARRIS Solutions U.K. Ltd. (U.K.)
U.A.E. Branch, Dubai
ARRIS Canada, Inc. (Canada)
ARRIS Taiwan, Ltd. (Taiwan)
ARRIS Global Procurement Ltd. (Hong Kong)
Singapore Branch
Taiwan Branch
ARRIS Technology (Hangzhou) Ltd. (China)
Beijing Branch
Shanghai Branch
ARRIS Hong Kong Services Ltd. (Hong Kong)
GIC International Capital LLC (Delaware)
ARRIS Solutions Germany GmbH (Germany)
ARRIS Sweden A.B. (Sweden)
GIC International Holdco LLC (Delaware)
ARRIS del Ecuador S.A. (Ecuador)
ARRIS de Guatemala S.A. (Guatemala)
ARRIS Belgium BVBA (Belgium)
ARRIS Solutions Portugal Unipessoal Ltd. (Portugal)
ARRIS New Zealand Ltd. (New Zealand)
ARRIS Telekomunikasyon Cihazlari Limited Sirketi (Turkey)
ARRIS Group Russia LLC (Russia)
General Instrument Switzerland GmbH (Switzerland)
ARRIS Global Ltd. (UK)
Pace Aus Pty. Ltd. (Australia)
ARRIS Group India Private Limited (India)
ARRIS India Private Limited (India)
Pace Asia Pacific Ltd. (Hong Kong)
Pace Electronic Devices Technology Consulting (Shenzhen) Co. Ltd. (China)
Latens Systems Ltd. (UK – N. Ireland)
Latens Services Ltd. (UK – N. Ireland)
Latens Systems Israel Ltd. (Israel)
Latens Systems LLC (Georgia)
Latens Systems (India) Private Limited (India)
Pace Operations Ltd. (UK)
Pace Micro Technology Ltd. (UK)
Pace International Finance Ltd. (UK)
Pace Brasil – Industria Electronica e Comercio Ltda. (Brazil)
Pace France S.A.S. (France)
Pace Asia Home Networks Sdn. Bhd. (Malaysia)
Pace Iberia S.L.U. (Spain)
Pace Advanced Consumer Electronics Ltd. (UK)
Pace East Trading Ltd. (UK)
Pace International ME FZE (U.A.E.)
Pace International Luxembourg S.à r.L (Luxembourg)
US Branch
Pace Distribution (Overseas) Ltd. (UK)
Pace Europe S.A.S. (France)
Pace Overseas Distribution Ltd. (UK)
Pace Overseas South Africa (Pty) Ltd. (S. Africa)